Exhibit 99.1

TRIBUNE PUBLISHING REPORTS THIRD QUARTER 2020 RESULTS

Digital content revenues increased 67% year-over-year
Exceeded previous guidance for 3rd Quarter Adjusted EBITDA

CHICAGO, November 4, 2020 (GLOBE NEWSWIRE) - Tribune Publishing Company (NASDAQ: TPCO) today announced financial results for the third quarter ended September 27, 2020.

Third Quarter 2020 Highlights:
•Total revenues were $188.7 million, down from $236.0 million in the third quarter of 2019
•Net income from continuing operations increased to $8.5 million, from $6.9 million in the third quarter of 2019
•Adjusted EBITDA was $27.3 million, an increase of $2.5 million compared to the third quarter of 2019
•Digital-only subscriber revenue increased 67.4% or $5.1 million and digital subscribers grew to 427,000 at the end of the third quarter 2020, compared to 314,000 at the end of the third quarter 2019
•BestReviews continued significant growth during the third quarter with an increase in revenues exceeding 40%

Terry Jimenez, Tribune Publishing Chief Executive Officer and President said, “We have made significant progress mitigating the negative impact of the COVID-19 pandemic on the Company through aggressive cost discipline and deep focus on our transition to digital. As a result, we increased Net income from continuing operations by 24% and improved Adjusted EBITDA by 10% over the prior year quarter despite significant pandemic-related revenue headwinds.”

“In the third quarter, we saw improved sequential revenue trends in advertising, circulation and other revenue categories compared to the second quarter of 2020. However, we remain cautious about the continuing impact and duration of the pandemic and accordingly, we persist in our efforts to reduce our cost structure, particularly our fixed costs, including real estate and other infrastructure. We believe that a continuing focus on cost management, coupled with substantial growth in our digital subscription revenue, has positioned the Company to succeed in a post-pandemic future.”

Third Quarter 2020 Results
Third quarter 2020 total revenues were $188.7 million, down $47.4 million or 20.1% compared to $236.0 million for the third quarter 2019. Revenues were in line with previously provided guidance. Advertising revenues decreased 38.2%, or $35.6 million, in the three months ended September 27, 2020, compared to the same period for 2019, due to declines in all advertising categories. Circulation revenues decreased 2.5%, or $2.3 million, in the three months ended September 27, 2020, compared to the same period for 2019. Home delivery decreased $5.5 million and single copy decreased $1.9 million. These decreases were partially offset by an increase of $5.1 million in digital subscription revenue driven by an increased number of digital subscribers and higher subscriptions rates per subscriber. Other revenue declined $9.5 million or 18.1%, of which $4.2 million is related to transition services provided to the California properties in the prior year as we wrapped up that agreement in the second quarter.

Third quarter total operating expenses, including depreciation and amortization, were $181.3 million, down 20.0% compared to $226.7 million in the third quarter of 2019. The decrease reflects the Company’s ongoing disciplined cost management and aggressive efforts to reduce our overall costs.

Net income from continuing operations was $8.5 million in the third quarter of 2020, an increase of 23.5% compared to $6.9 million in the third quarter of 2019.

Adjusted EBITDA was $27.3 million in the third quarter of 2020, an increase of 9.9% or $2.5 million compared to the third quarter of 2019. Adjusted EBITDA exceeded previously provided guidance.

For the quarter ended September 27, 2020, capital expenditures totaled $2.1 million. Cash balance at September 27, 2020, was $90.0 million, which does not include $31.4 million of restricted cash reflected in long-term assets.

Segment Results
The Company assesses its operating segments in accordance with ASC Topic 280, “Segment Reporting.” Beginning with the first quarter of fiscal 2020, Tribune began managing its business as one business and one reportable segment. The prior periods have been restated to reflect the change in reportable segments.

2020 Outlook
For the fourth quarter of 2020, the Company expects total revenues of $203 million to $208 million and Adjusted EBITDA of $36 million to $39 million.

Conference Call Details
Tribune Publishing will host a conference call to discuss the Company’s third quarter 2020 results at 5:00 p.m. Eastern Time (4:00 p.m. Central Time) on Wednesday, November 4, 2020. The conference call may be accessed via Tribune Publishing’s Investor Relations website at investor.tribpub.com or by dialing 844.209.4036 (478.219.0556 for international callers) and entering conference ID 9449596. An archived version of the webcast will also be available for one year on the Tribune Publishing website. You can also access this replay via telephone by dialing 855.859.2056 (404.537.3406 for international callers) and entering conference ID 9449596.

Non-GAAP Financial Information
Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS are not measures presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”) and Tribune Publishing’s use of the terms Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS may vary from that of others in the Company’s industry. Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders, and Adjusted Diluted EPS should not be considered as an alternative to net income (loss), income from operations, operating expenses, net income (loss) per diluted share, revenues or any other performance measures derived in accordance with U.S. GAAP as measures of operating performance or liquidity. Further information regarding Tribune Publishing’s presentation of these measures, including a reconciliation of Adjusted EBITDA, Adjusted Operating Expenses, Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS to the most directly comparable U.S. GAAP financial measure, is included below in this press release.

Cautionary Statements Regarding Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based largely on our current expectations and reflect various estimates and assumptions by us. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such forward-looking statements. Such risks, trends and uncertainties, which in some instances are beyond our control, include, without limitation, the effect of the novel coronavirus (“COVID-19”) and related governmental and economic responses; changes in advertising demand, circulation levels and audience shares; competition and other economic conditions; our ability to develop and grow our online businesses; changes in newsprint price and availability; our ability to maintain data security and comply with privacy-related laws; economic and market conditions that could impact the level of our required contributions to the defined benefit pension plans to which we contribute; decisions by trustees under rehabilitation plans (if applicable) or other contributing employers with respect to multiemployer plans to which we contribute which could impact the level of our contributions; our ability to maintain effective internal control over financial reporting; concentration of stock ownership among our principal stockholders whose interest may differ from those of other stockholders; and other events beyond our control that may result in unexpected adverse operating results. For specific risks related to the COVID-19 pandemic, refer to Item 1A. Risk Factors in the most recently filed Quarterly Report on Form 10-Q. For more information about these and other risks, see Item 1A (Risk Factors) of the Company’s most recent Annual Report on Form 10-K and in the Company’s other reports filed with the Securities and Exchange Commission.

The words “believe,” “expect,” “anticipate,” “estimate,” “could,” “should,” “intend,” “may,” “will,” “plan,” “seek” and similar expressions generally identify forward-looking statements. However, such words are not the exclusive means for identifying forward-looking statements, and their absence does not mean that the statement is not forward looking. Whether or not any such forward-looking statements, in fact occur will depend on future events, some of which are beyond our control. Readers are cautioned not to place undue reliance on such forward-looking statements, which are being made as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Tribune Publishing Company
Tribune Publishing Company (NASDAQ: TPCO) is a media company rooted in award-winning journalism.  Headquartered in Chicago, Tribune Publishing operates local media businesses in eight markets with titles including the Chicago Tribune, New York Daily News, The Baltimore Sun, Hartford Courant, South Florida's Sun Sentinel and Orlando Sentinel, Virginia’s Daily Press and The Virginian-Pilot, and The Morning Call of Lehigh Valley, Pennsylvania. In addition to award-winning local media businesses, Tribune Publishing operates Tribune Content Agency and is the majority owner of the product review website BestReviews.

Tribune’s unique and valuable content across its brands have earned a combined 65 Pulitzer Prizes and are committed to informing, inspiring and engaging local communities. Our brands are committed to informing, inspiring and engaging local communities. We create and distribute content across our media portfolio, offering integrated marketing, media, and business services to consumers and advertisers, including digital solutions and advertising opportunities.

Investor Relations Contact:
Amy Bullis
312.222.2102
abullis@tribpub.com

Media Contact:
Max Reinsdorf
847.867.6294
mreinsdorf@tribpub.com

Source: Tribune Publishing

Exhibits:
Consolidated Statements of Income (Loss)
Consolidated Condensed Balance Sheets
Non-GAAP Reconciliations - Income (Loss) from Operations to Adjusted EBITDA
Non-GAAP Reconciliations - Total Operating Expenses to Adjusted Operating Expenses
Non-GAAP Reconciliations - Net income (loss) attributable to Tribune common stockholders to Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(In thousands, except per share data)
(Unaudited)
Preliminary

	Three months ended		Nine months ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019

Operating revenues	$188,668	$236,027	$588,253	$730,879

Compensation	64,888	83,066	231,981	276,583
Newsprint and ink	7,665	12,613	25,784	43,834
Outside services	61,982	77,549	203,193	241,787
Other operating expenses	32,400	42,163	97,891	123,604
Depreciation and amortization	9,360	11,261	28,702	34,993
Impairment	4,960	—	56,009	—
Total operating expenses	181,255	226,652	643,560	720,801
Income (loss) from operations	7,413	9,375	(55,307)	10,078
Interest income (expense), net	(176)	(57)	(391)	478
Loss on equity investments, net	—	(2,213)	(117)	(3,255)
Other income (expense), net	401	248	1,237	265
Income (loss) from continuing operations before income taxes	7,638	7,353	(54,578)	7,566
Income tax expense (benefit)	(853)	480	(20,619)	63
Net income (loss) from continuing operations	8,491	6,873	(33,959)	7,503
Plus: Loss from discontinued operations, net of taxes	—	(12,848)	—	(13,570)
Net income (loss)	8,491	(5,975)	(33,959)	(6,067)
Less: Income attributable to noncontrolling interest	1,824	1,150	5,316	3,037
Net income (loss) attributable to Tribune common stockholders	$6,667	$(7,125)	$(39,275)	$(9,104)

Basic net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$0.18	$(0.25)	$(1.09)	$(0.29)
Income (loss) from discontinued operations	$—	$(0.36)	$—	$(0.38)
Basic net income (loss) attributable to Tribune per common share	$0.18	$(0.61)	$(1.09)	$(0.67)

Diluted net income (loss) attributable to Tribune per common share:
Income (loss) from continuing operations	$0.18	$(0.25)	$(1.09)	$(0.29)
Income (loss) from discontinued operations	$—	$(0.36)	$—	$(0.38)
Diluted net income (loss) attributable to Tribune per common share	$0.18	$(0.61)	$(1.09)	$(0.67)

Weighted average shares outstanding:
Basic	36,522	35,863	36,426	35,734
Diluted	36,635	35,863	36,426	35,734

TRIBUNE PUBLISHING COMPANY
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)
Preliminary

	September 27, 2020	December 29, 2019
Assets
Current assets
Cash	$89,992	$60,963
Accounts receivable, net	75,905	112,754
Inventories	3,056	4,820
Prepaid expenses and other current assets	24,712	15,114
Total current assets	193,665	193,651
Property, plant and equipment, net	84,997	123,913
Other assets
Goodwill	115,197	117,675
Intangible assets, net	56,917	69,165
Software, net	18,734	20,736
Lease right-of-use asset	56,502	99,480
Restricted cash	31,371	37,290
Other long-term assets	24,144	20,368
Total other assets	302,865	364,714
Total assets	$581,527	$682,278

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$32,530	$46,482
Employee compensation and benefits	24,903	36,305
Deferred revenue	37,466	42,773
Current portion of long-term lease liability	26,327	25,380
Current portion of long-term debt	6,974	105
Other current liabilities	22,348	24,317
Total current liabilities	150,548	175,362
Non-current liabilities
Long term lease liability	73,980	98,847
Workers’ compensation, general liability and auto insurance payable	24,243	24,192
Pension and postretirement benefits payable	16,690	20,338
Deferred revenue	2,051	2,504
Long-term debt	57	6,857
Other obligations	15,846	5,851
Total non-current liabilities	132,867	158,589
Noncontrolling interest	—	63,501
Stockholders’ equity
Total stockholders’ equity	298,112	284,826
Total liabilities and stockholders’ equity	581,527	682,278

TRIBUNE PUBLISHING COMPANY
Supplemental Revenue Schedule
(In thousands)
(Unaudited)
Preliminary

	Three months ended		Nine months ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Print	$42,151	$71,387	$138,147	$227,054
Digital	15,432	21,831	50,013	66,484
Advertising	57,583	93,218	188,160	293,538
Print	75,594	82,992	233,907	254,482
Digital	12,736	7,606	31,690	20,562
Circulation	88,330	90,598	265,597	275,044
Commercial print & delivery	17,159	22,404	56,173	70,765
Direct mail	5,248	8,853	17,914	26,431
Content syndication and other	20,348	20,954	60,409	65,101
Other	42,755	52,211	134,496	162,297
Total operating revenues	$188,668	$236,027	$588,253	$730,879

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Income (Loss) from Operations to Adjusted EBITDA:

	Three months ended			Nine months ended
	Sept 27, 2020	Sept 29, 2019	% Change	Sept 27, 2020	Sept 29, 2019	% Change
Net income (loss) from continuing operations	$8,491	$6,873	23.5%	$(33,959)	$7,503	*
Income tax expense (benefit) from continuing operations	(853)	480	*	(20,619)	63	*
Interest income (expense), net	176	57	*	391	(478)	*
Loss on equity investments, net	—	2,213	*	117	3,255	(96.4%)
Other income (expense), net	(401)	(248)	61.7%	(1,237)	(265)	*
Income (loss) from operations	7,413	9,375	(20.9%)	(55,307)	10,078	*
Depreciation and amortization	9,360	11,261	(16.9%)	28,702	34,993	(18.0%)
Impairment	4,960	—	*	56,009	—	*
Restructuring and transaction costs (1)	4,531	1,721	*	25,813	14,389	79.4%
Stock based compensation	1,001	2,449	(59.1%)	4,133	11,065	(62.6%)
Adjusted EBITDA from continuing operations	$27,265	$24,806	9.9%	$59,350	$70,525	(15.8%)
* Represents positive or negative change in excess of 100%
(1) - Restructuring and transaction costs include costs related to Tribune’s internal restructuring, such as severance, charges associated with vacated space and costs related to completed and potential acquisitions.
Adjusted EBITDA
Adjusted EBITDA is a financial measure that is not calculated in accordance with U.S. GAAP. Management believes that because Adjusted EBITDA excludes (i) certain non-cash expenses (such as depreciation, amortization, stock-based compensation, and gain/loss on equity investments) and (ii) expenses that are not reflective of the Company’s core operating results over time (such as restructuring costs, including the employee voluntary separation program and gain/losses on employee benefit plan terminations, litigation or dispute settlement charges or gains, premiums on stock buyback, impairment, and transaction-related costs), this measure provides investors with additional useful information to measure the Company’s financial performance, particularly with respect to changes in performance from period to period.  The Company’s management uses Adjusted EBITDA (a) as a measure of operating performance; (b) for planning and forecasting in future periods; and (c) in communications with the Company’s Board of Directors concerning the Company’s financial performance. In addition, Adjusted EBITDA, or a similarly calculated measure, has been used as the basis for certain financial maintenance covenants that the Company was subject to in connection with certain credit facilities. Since not all companies use identical calculations, the Company’s presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies and should not be used by investors as a substitute or alternative to net income or any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes Adjusted EBITDA should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP to provide a more complete understanding of the trends affecting the business.
Although Adjusted EBITDA is frequently used by investors and securities analysts in their evaluations of companies, Adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for, or more meaningful than, amounts determined in accordance with U.S. GAAP. Some of the limitations to using non-GAAP measures as an analytical tool are: they do not reflect the Company’s interest income and expense, or the requirements necessary to service interest or principal payments on the Company’s debt; they do not reflect future requirements for capital expenditures or contractual commitments; and although depreciation and amortization charges are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and non-GAAP measures do not reflect any cash requirements for such replacements.
The Company does not provide a reconciliation of Adjusted EBITDA guidance due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including adjustments that could be made for restructuring and transaction costs, stock-based compensation amounts and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Total Operating Expenses to Adjusted Operating Expenses
Adjusted operating expenses consist of total operating expenses per the income statement, adjusted to exclude the impact of items listed in the Adjusted EBITDA non-GAAP reconciliation. Management believes that adjusted operating expenses is informative to investors as it enhances the investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to prior periods.

	Three months ended September 27, 2020			Three months ended September 29, 2019
	GAAP	Adjustments	Adjusted Expenses	GAAP	Adjustments	Adjusted Expenses

Compensation	$64,888	$(5,224)	$59,664	$83,066	$(3,484)	$79,582
Newsprint and ink	7,665	(157)	7,508	12,613	—	12,613
Outside services	61,982	(145)	61,837	77,549	(295)	77,254
Other operating expenses	32,400	(6)	32,394	42,163	(390)	41,773
Depreciation and amortization	9,360	(9,360)	—	11,261	(11,261)	—
Impairment	4,960	(4,960)	—	—	—	—

Total operating expenses	$181,255	$(19,852)	$161,403	$226,652	$(15,430)	$211,222

	Nine months ended September 27, 2020			Nine months ended September 29, 2019
	GAAP	Adjustments	Adjusted Expenses	GAAP	Adjustments	Adjusted Expenses

Compensation	$231,981	$(31,436)	$200,545	$276,583	$(19,915)	$256,668
Newsprint and ink	25,784	(157)	25,627	43,834	—	43,834
Outside services	203,193	(2,543)	200,650	241,787	(4,955)	236,832
Other operating expenses	97,891	4,190	102,081	123,604	(584)	123,020
Depreciation and amortization	28,702	(28,702)	—	34,993	(34,993)	—
Impairment	56,009	(56,009)	—	—	—	—

Total operating expenses	$643,560	$(114,657)	$528,903	$720,801	$(60,447)	$660,354

TRIBUNE PUBLISHING COMPANY
NON-GAAP RECONCILIATIONS
(In thousands)
(Unaudited)
Preliminary
Reconciliation of Net income (loss) attributable to Tribune common stockholders to Adjusted Income (Loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS:
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders is defined as Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP excluding the adjustments for restructuring and transaction costs, net of the impact of income taxes.
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP consists of Net income (loss) from continuing operations per the Consolidated Statements of Income (Loss), less Income attributable to noncontrolling interest and the noncontrolling interest carrying value adjustment as set forth in the Earnings (Loss) Per Share calculation in the Company's Form 10-Q.
Adjusted Diluted EPS computes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders divided by diluted weighted average shares outstanding.
Management believes Adjusted income (loss) from continuing operations attributable to Tribune common stockholders and Adjusted Diluted EPS are informative to investors as they enhance investors' overall understanding of the financial performance of the Company's business as they analyze current results compared to future recurring projections.

	Three months ended
	September 27, 2020		September 29, 2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net income (loss) from continuing operations attributable to Tribune common stockholders - GAAP	$6,667	$0.18	$(9,130)	$(0.25)
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	3,271	0.09	1,243	0.03
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders - Non-GAAP	$9,938	$0.27	$(7,887)	$(0.22)

	Nine months ended
	September 27, 2020		September 29, 2019
	Earnings	Diluted EPS	Earnings	Diluted EPS
Net loss from continuing operations attributable to Tribune common stockholders - GAAP	$(39,597)	$(1.09)	$(10,387)	$(0.29)
Adjustments to operating expenses, net of 27.8% tax
Restructuring and transaction costs	18,637	0.51	10,389	0.29
Adjusted income (loss) from continuing operations attributable to Tribune common stockholders - Non-GAAP	$(20,960)	$(0.58)	$2	$—